EXHIBIT 10.1

AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

This AMENDMENT TO SECURITIES EXCHANGE AGREEMENT, dated as of December 23, 2015 (this “Amendment”), is entered into between ROYAL ENERGY RESOURCES, INC., a Delaware corporation (“Royal”), and Ian Ganzer and Gary Ganzer (the “Members”).

Preliminary Statement

WHEREAS, Royal and the Members are part to that Securities Exchange Agreement dated June 8, 2015 (the “Exchange Agreement”), under which Royal acquired all of membership interests of Blue Grove Coal, LLC (“Blue Grove”), a West Virginia limited liability company, for 350,000 shares of Royal common stock;

WHEREAS, Blue Grove is duly licensed and permitted by the West Virginia Department of Environmental Protection, of that certain surface coal mine, located in the Bradshaw Area of the County of McDowell, State of West Virginia, encompassing acreage leased or owned by the permittee, G.S. Energy, LLC (“GS Energy”), with an estimated 28.7 million tons of recoverable coal (the “Mine”);

WHEREAS, the only asset of Blue Grove is its license and permit to operate the Mine;

WHEREAS, simultaneous with the execution of the Exchange Agreement, Royal and the Members entered into a Securities Exchange Agreement (the “GS Energy Agreement”) to acquire all of the membership interests of GS Energy for Royal common stock with a market value on the date of closing equal to $9,600,000, provided, however, that in no event shall the Royal issue less than 1,250,000 shares of Royal stock or more than 1,750,000 shares of Royal stock;

WHEREAS, the closing of the acquisition of GS Energy under the GS Energy Agreement has not occurred pending completion of an audit of the financial statements of GS Energy;

WHEREAS, Royal and the Members have agreed to amend the Exchange Agreement and the GS Energy Agreement to change the consideration payable by Royal for Blue Grove and GS Energy to better reflect the relative value of Blue Grove as compared to GS Energy.

NOW, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Recitals. The Recitals of the Exchange Agreement are hereby deleted and amended in its entirety as follows:

“W I T N E S S E T H:

WHEREAS, as of the Effective Date, the Members were the sole owners of all outstanding membership interests in the Company (the “Member Interests”);

WHEREAS, the Company is the exclusive operator, duly licensed and permitted by the West Virginia Department of Environmental Protection (the “WVDEP”), of that certain surface coal mine, located in the Bradshaw Area of the County of McDowell, State of West Virginia, encompassing acreage leased or owned by the permittee, G.S. Energy, LLC (“GS Energy”), with an estimated 28.7 millions tons of recoverable coal (the “Mine”);

WHEREAS, Closing, as defined herein, shall be contingent on the execution of (i) a definitive agreement for the purchase of GS Energy, such that Royal shall be the owner and operator of the Mine (the “GS Agreement”); and (ii) a management agreement with a Member, Ian Ganzer, or an entity selected by Member, for the continual operations of the Mine in its ordinary course (the “Management Agreement”);

WHEREAS, Royal proposes to acquire all of the Member Interests in exchange for the issuance of shares of its common stock, $0.00001 par value, with an aggregate market value of $50,000 (the “Exchange”).”

2. Amendment to Section 1.1. Section 1.1 of the Exchange Agreement is hereby amended to provide that the number of shares of Royal Stock (as defined therein), which are issuable to purchase the membership interests in Blue Grove shall be 10,000 shares.

3. No Other Amendments. Except as specifically set forth herein, this Amendment does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect any other provision of the Exchange Agreement, all of which shall remain in full force and effect and are hereby ratified and confirmed. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Exchange Agreement.

4. Counterparts; Entire Agreement. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery by email or telecopier of an executed counterpart of a signature page to this Amendment shall be as effective as delivery of the original executed counterpart. This Amendment, together with the Exchange Agreement, sets forth the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

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IN WITNESS WHEREOF, Royal and the Members have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first above written.

Royal Energy Resources, Inc.

By:
Name:	William L. Tuorto
Title:	Chief Executive Officer

By:
Name:	Ian Ganzer, Individually

By:
Name:	Gary Ganzer, Individually